EXHIBIT 1.7

CONSENT OF INDEPENDENT AUDITORS





























1A-11-1



Acknowledgment of independent Registered Public Accounting Firm We agree to the inclusion in this Regulation A Offering Circular of our report* dated January 15, 2021 with respect to the financial statements of* DECENTRALIZED CRYPTO FINANCIAL INC. as of December 31st, 2020, filed* with the Securities and Exchange Commission.* Chesapeake Financial Corp.* Centreville, VA December 16, 2022*

Acknowledgment of independent Registered Public Accounting Firm We agree to the inclusion in this Regulation A Offering Circular of our report* dated January 15, 2022 with respect to the financial statements of* DECENTRALIZED CRYPTO FINANCIAL INC. as of December 31st, 2021, filed* with the Securities and Exchange Commission.* Chesapeake Financial Corp.* Centreville, VA December 16, 2022*

Acknowledgment of independent Registered Public Accounting Firm We agree to the inclusion in this Regulation A Offering Circular of our report* dated December 16, 2022 with respect to the financial statements of* DECENTRALIZED CRYPTO FINANCIAL INC. as of September 30th, 2022, filed* with the Securities and Exchange Commission.* Chesapeake Financial Corp.* Centreville, VA December 16, 2022*